Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously reported in the Current Report on Form 8-K, filed by Elys Game Technology Corp (“Elys”) with the Securities and Exchange Commission (“SEC”) on July 7, 2021 (the “initial Form 8-K”), Elys entered into a Membership Purchase Agreement (the “Purchase Agreement”), dated July 5, 2021 with Bookmakers Company US LLC (“USB”) and the members (the “Sellers”) of USB to purchase 100% of USB from the Sellers (the “Acquisition”). As previously reported in the current report on form 8-K filed by Elys with the SEC on July 15, 2021 (the “Initial Form 8-K”), Elys closed the Acquisition (the “Closing”) whereby the Sellers exchanged 100% of the members interest held by them in exchange for a pro-rata share of (i) an aggregate of 1,265,823 shares (the “Stock Consideration”) of Elys restricted common stock, $0.0001 par value (the “Common Stock”); and (ii) aggregate cash consideration of $6,000,000 (the “Cash Consideration”). The cash consideration will be reduced by the amount that the current assets exceed the current liabilities, with the exception of $100,000 of funds loaned to USB by one of the Sellers and a $150,000 Small Business Administration Loan which is repayable in equal monthly instalments of $731 commencing in June 2021.

In addition to the payments described above, under the terms of the Purchase Agreement, the Sellers will have an opportunity to receive up to an additional $38 million plus a potential premium of 10% (or $3.8 million) based upon achievement of stated adjusted cumulative EBITDA milestones during the next four years, payable 50% in cash and 50% in Elys stock at a price equal to volume weighted average price of Elys common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash. The annual earnout payments are based on the achievement of the following adjusted cumulative EBITDA milestones:

Fiscal Year Ended	Adjusted Cumulative EBITDA	Maximum Potential Earnout
2021	($213,850)	-
2022	$643,950	$ 7,600,000
2023	$4,365,127	$ 9,500,000
2024	$10,620,825	$ 11,400,000
2025	$19,441,483	$ 9,500,000

The Purchase Agreement contains customary representations, warranties and covenants of Elys, USB and the Sellers. Subject to certain customary limitations, the Sellers have agreed to indemnify Elys and its officers and directors against certain losses related to, among other things, breaches of USB and the Sellers representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

The following unaudited pro forma condensed combined financial information are based on Elys’ historical consolidated financial statements for the year ended December 31, 2020 and unaudited condensed consolidated financial statements for the three months ended March 31, 2021 and USB’s historical financial statements for the year ended December 31, 2020 and the unaudited condensed financial statements for the three months ended March 31, 2021, as adjusted to give effect to the Company’s acquisition of USB. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 gives effect to the acquisition as if it had occurred on January 1, 2020 and combines the historical results of Elys and USB for the year ended December 31, 2020 and the three months ended March 31, 2021. The unaudited pro forma combined balance sheet as of March 31, 2021 assumes the acquisition took place on March 31, 2021 and combines the historical balance sheet of Elys and USB as of March 31, 2021.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited consolidated financial statements of Elys as of and for the year ended December 31, 2020 and the unaudited condensed consolidated financial statements included in Elys’ 2020 Annual Report on Form 10-K and the 2021 Quarterly Report for the three months ended March 31, 2021 and audited financial statements of USB as of and for the year ended December 31, 2020 and the 2021 unaudited financial statements for the three months ended March 31, 2021.

The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial information.

Elys Game Technology Corp

Unaudited Pro forma Condensed Combined Balance Sheet

as at March 31, 2021

	Historical
	Elys	USB
	March 31, 2021	March 31, 2021	Pro Forma Adjustments		Pro Forma March 31, 2021
Current Assets
Cash and cash equivalents	$21,524,648	$46,324	$(5,942,078)	(a)	$15,628,894
Accounts receivable	249,828	53,924	—		303,752
Gaming accounts receivable	1,240,595	—	—		1,240,595
Prepaid expenses	313,164	—	—		313,164
Related party receivables	1,457	—	—		1,457
Other current assets	272,814	16,052	—		288,866
Total Current Assets	23,602,506	116,300	(5,942,078)		17,776,728

Non-Current Assets
Restricted cash	1,398,750	—	—		1,398,750
Property, plant and equipment	503,908	2,544	—		506,452
Right of use assets	599,252	—	—		599,252
Intangible assets	10,081,185	—	—		10,081,185
Goodwill	1,662,976	—	42,080,661	(a)(b)	43,743,637
Marketable securities	662,500	—	—		662,500
Total Non-Current Assets	14,908,571	2,544	42,080,661		56,991,776

Total Assets	$38,511,077	$118,844	$36,138,583		$74,768,504
Liabilities and Stockholders' Equity

Current Liabilities
Bank overdraft	$4,769	$—	$—		$4,769
Accounts payable and accrued liabilities	4,859,430	193,480	169,000	(c)	5,221,910
Gaming accounts payable	3,542,732	—	—		3,542,732
Taxes payable	1,306,447	—	—		1,306,447
Advances from stockholders	558	—	—		558
Operating lease liability	172,734	—	—		172,734
Financial lease liability	6,764	—	—		6,764
Bank loan payable – current portion	142,083	—	—		142,083
Total Current Liabilities	10,035,517	193,480	169,000		10,397,997

Non-Current Liabilities
Contingent consideration	—	—	29,813,947	(a)	29,813,947
Deferred tax liability	1,199,153	—	—		1,199,153
Operating lease liability	400,027	—	—		400,027
Financial lease liability	16,568	—	—		16,568
Advances from stockholders	—	100,000	—		100,000
Bank loan payable	—	150,000	—		150,000
Other long-term liabilities	641,276	—	—		641,276
Total Non-Current Liabilities	2,257,024	250,000	29,813,947		32,320,971

Total Liabilities	12,292,541	443,480	29,982,947		42,718,968

Common stock	2,201	—	127	(a)	2,328
Additional paid-in capital	60,080,571	—	5,999,873	(a)	66,080,444
Members deficit	—	(324,636)	324,636	(a)	—
Accumulated other comprehensive income	(76,140)	—	—		(76,140)
Accumulated deficit	(33,788,096)	—	(169,000)	(c)	(33,957,096)
Total Stockholders' Equity and members deficit	26,218,536	(324,636)	6,155,636		32,049,536

Total Liabilities and Stockholders' Equity	$38,511,077	$118,844	$36,138,583		$74,768,504

Elys Game Technology Corp

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

	Historical
	Elys	USB	Pro Forma		Pro Forma
	March 31, 2021	March 31, 2021	Adjustments		March 31, 2021

Revenue	$14,157,328	$91,062	$—		$14,248,390

Costs and Expenses
Selling expenses	10,661,815	—	—		10,661,815
General and administrative expenses	4,145,210	318,082	—		4,463,292
Total operating expenses	14,807,025	318,082	—		15,125,107

Loss from operations	(649,697)	(227,020)	—		(876,717)

Other Income (Expense)
Interest expense, net	(7,849)	(3,496)	—		(11,345)
Amortization of debt discount	(12,833)	—	—		(12,833)
Other income	281,344	115,696	—		397,040
Other expense	(26,930)	(1,527)	—		(28,457)
Gain on marketable securities	195,000	—	—		195,000
Total Other Income	428,732	110,673	—		539,405

Net loss before income taxes	(220,965)	(116,347)	—		(337,312)
Income tax provision	(388,614)	—	—	(d)	(388,614)
Net loss	$(609,579)	$(116,347)	$—		$(725,926)

Net loss per share attributable to Elys Game Technology Corp
Basic and Diluted	$(0.03)				$(0.03)

Weighted average number of common shares attributable to common stockholders of Elys Game Technology Corp
Basic and Diluted	21,506,684		1,265,823	(a)	22,772,507

Elys Game Technology Corp

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Historical
	Elys	USB	Pro Forma		Pro Forma
	December 31, 2020	December 31, 2020	Adjustments		December 31, 2020

Revenue	$37,266,367	$341,506	$—		$37,607,873

Costs and Expenses
Selling expenses	26,109,221	—	—		26,109,221
General and administrative expenses	13,789,391	955,609	—		14,745,000
Impairment of licenses	4,900,000	—	—		4,900,000
Total operating expenses	44,798,612	955,609	—		45,754,221

Loss from operations	(7,532,245)	(614,103)	—		(8,146,348)

Other (Expense) Income
Interest expense, net	(328,663)	(5,326)	—		(333,989)
Amortization of debt discount	(818,182)	—	—		(818,182)
Other income	165,375	142,100	—		307,475
Other expense	(86,933)	(7,795)	—		(94,728)
Loss on extinguishment of convertible debt	(719,390)	—	—		(719,390)
Gain on marketable securities	290,000	—	—		290,000
Total Other (Expense) Income	(1,497,793)	128,979	—		(1,368,814)

Net loss before income taxes	(9,030,038)	(485,124)	—		(9,515,162)
Income tax provision	(906,644)	—	—	(d)	(906,644)
Net loss	$(9,936,682)	$(485,124)	$—		$(10,421,806)

Net loss per share attributable to Elys Game Technology Corp
Basic and Diluted	$(0.71)				$(0.68)

Weighted average number of common shares attributable to common stockholders of Elys Game Technology Corp
Basic and Diluted	14,047,725		1,265,823	(a)	15,313,548

Elys Game Technology Corp

Notes To The Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of presentation

On July 5, 2021, Elys entered into a Purchase Agreement with Bookmakers Company US LLC (“USB”) and the Sellers of USB to purchase 100% of USB from the Sellers. On July 15, 2021, Elys, closed the Acquisition whereby the Sellers exchanged 100% of the members interest held by the Sellers in exchange for a pro-rata share of (i) an aggregate of 1,265,823 shares of Elys restricted common stock; and (ii) aggregate cash consideration of $6,000,000 (the “Cash Consideration”). The cash consideration will be reduced by the amount that the current assets exceed the current liabilities, with the exception of $104,754 of funds loaned to the company by one of the Sellers and a $150,000 Small Business Administration Loan which is repayable in equal monthly instalments of $731 commencing in June 2021.

The unaudited pro forma condensed combined financial information was prepared based on historical financial information which was prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission Regulation S-X, and presents the pro forma results of operations of the combined companies based upon the historical data of Elys and USB. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 gives effect to the acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the acquisition as if it had occurred on March 31, 2021.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Acquisition been completed as of the date indicated above or the results that may be attained in the future. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and cost savings or expense that Elys may achieve or incur with respect to the combined companies.

The pro forma adjustments represent Elys’ preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Elys believes to be reasonable under the circumstances. The pro forma adjustments and certain assumptions are described in the accompanying notes. The allocation of the purchase price is preliminary and changes are expected as additional information becomes available.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, Elys has estimated the fair value of USB’s assets acquired and liabilities assumed and conformed the accounting policies of USB’s to its own accounting policies.

Note 2 — Preliminary purchase price allocation

Elys has performed a preliminary valuation analysis of the fair market value of USB’s assets and liabilities. The final purchase price allocation will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocated to goodwill and could impact the operating results of Elys following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities. The future amortization of the purchase price allocated to finite-lived intangibles may be significant. The following tables summarize the total consideration and the allocation of the preliminary purchase price as of March 31, 2021:

Common shares issued		1,265,823
Closing price	(1)	$4.74
Fair value of stock consideration		$6,000,000
Cash consideration		6,000,000
Fair value of contingent consideration		29,813,947
Settlement of working capital deficit by Sellers	(2)	(57,922)
Total Consideration		$41,756,025

(1)	Stock price of $4.74 per share for Elys Game Technology Corp stock based on the July 15, 2021 closing price.
(2)	The Sellers are responsible for any working capital deficit, excluding any federal relief loan liabilities which are expected to be forgiven.

Contingent consideration is recorded as a liability and measured at fair value using a discounted cash flow model utilizing significant unobservable inputs assuming the Sellers will achieve the cumulative earnout goals that have been agreed upon and an estimated discount rate commensurate with the Elys’ weighted average cost of capital. The material factors that may impact the fair value of the contingent consideration, and therefore this liability, are the achievement of the cumulative earnout targets and the discount rate. The discount rate used is the equivalent to the return an investor would demand for investing in Elys. Significant decreases in the cumulative EBITDA of USB would result in a significantly lower fair value. In addition, Elys have provided for an additional cumulative 10% or $3,800,000, purchase price premium should USB exceed its cumulative earnout target by 10%, this might increase the fair value of the purchase consideration. The fair value of the contingent consideration, and the associated liability relating to the contingent consideration will be adjusted at each fiscal year end to reflect the changes in fair value of the contingent purchase consideration, based on the achievement of the cumulative earnout targets by USB.

The Acquisition was accounted for as a business combination under the acquisition method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed were recorded at fair value as of the date of acquisition, with the remaining purchase price recorded as goodwill.

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed as if the acquisition had closed on March 31, 2021:

Current assets	$116,300
Property, plant and equipment	2,544
Goodwill	42,080,661
Total assets acquired	42,199,505
Current liabilities	(188,726)
Non-Current liabilities	(254,754)
Total liabilities assumed	(443,480)
Net assets acquired	$41,756,025

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents (i) the cash payment of $6,000,000, less the working capital deficit of $57,922 as of March 31, 2021, (ii) the issuance of 1,265,823 shares to the Sellers, valued at $6,000,000 at closing; (iii) the value of the discounted contingent consideration of $29,813,947, (iv) the preliminary allocation of the excess of the fair value of the net assets acquired of $42,080,661 to Goodwill, and (v) the elimination of the members interest assuming an acquisition date of March 31, 2021.

(b)	As part of the preliminary valuation analysis, the Company allocated the purchase consideration, including the estimated contingent consideration to identified tangible assets with the remaining excess purchase consideration, allocated to goodwill until such time as a detailed valuation can be performed by an independent third party valuer, which is expected to take place before December 31, 2021, whereby the excess purchase consideration will be appropriately allocated.

(c)	Represents an accrual for estimated acquisition costs which include legal and professional fees associated with the acquisition of USB.

(d)	No income tax provision was recorded for USB as the entity incurred losses. In addition, the Elys legal entity based in the United States also incurred losses, therefore there are no tax savings on the estimated acquisition costs of USB.